Butterfly Network Appoints John Doherty as Chief Financial Officer
Seasoned finance leader brings over 25 years of leadership experience driving growth and transformation
BURLINGTON, Mass. & NEW YORK — October 9, 2025 — Butterfly Network, Inc. (“Butterfly”) (NYSE: BFLY), a digital health company transforming care with handheld, whole-body ultrasound and intuitive software, today announced the appointment of John Doherty as Executive Vice President, Chief Financial Officer, effective December 8, 2025. Doherty has more than 25 years of global financial leadership experience, guiding public and private companies through major growth, transformation, and strategic transactions across the technology and telecommunications industries.
Doherty joins Butterfly from Kaltura, a global leader in video SaaS solutions, where he served as Chief Financial Officer and was responsible for all strategic, financial, and corporate development activities. Previously, he held the role of Chief Financial and Operating Officer at Magic Leap, where he secured over $1 billion in financing and led a comprehensive recapitalization to support the company’s strategic pivot into the enterprise augmented reality market.
Prior to that, Doherty served as Chief Financial Officer of InterXion Holding N.V., where he drove over 60% growth in revenue and EBITDA, led a $320 million equity offering, and played a key role in the company’s $8 billion combination with Digital Realty Trust. Over a 30 year career at Verizon Communications, Inc., he held a variety of financial leadership roles, most recently serving as Senior Vice President of Corporate Development and President & Chief Investment Officer of Verizon Ventures, where he spearheaded more than $100 billion in strategic transactions and corporate restructurings, and helped establish Verizon as a market leader in new growth segments such as IoT, digital media, and telematics.
“John is a proven leader with a remarkable track record of driving shareholder value, business performance, and financial impact at scale,” said Joseph DeVivo, President, Chairman and Chief Executive Officer of Butterfly Network. “John’s expertise in expanding global businesses, executing transformative transactions, and aligning financial strategy with growth makes him the ideal partner for Butterfly as we enter an exciting next phase of growth.”
Doherty commented, “Butterfly has built strong momentum with a successful product launch, a strengthened balance sheet, and a defined path toward breakeven, creating an attractive foundation for long-term value creation for shareholders. I’m excited to join at this pivotal stage and to help advance that momentum through continued disciplined investment, strategic portfolio management, and sustainable growth initiatives.”

The Company’s Interim Chief Financial Officer, Megan Carlson, will conclude her service in that capacity and return to her position as Chief Accounting Officer and Senior Vice President of Finance & Accounting, where she will continue to serve as the Company’s principal accounting officer.
DeVivo added, “On behalf of the Company and our leadership team, I want to thank Megan for stepping up and providing outstanding leadership as Interim CFO during a critical period. Her deep expertise and commitment have been invaluable in keeping us on course. We’re fortunate to have her as an integral part of the leadership team going forward.”
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about Butterfly’s Global Health Program, please visit: https://www.butterflynetwork.com/global-health.
Investors Contact:
Steven Halper
Managing Director, LifeSci Advisors
shalper@lifesciadvisors.com

Media Contact:
Liz Snyder
Director, Communications & PR, Butterfly
Media@butterflynetinc.com